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                                                                    Exhibit 10.1

                                SUPPORT AGREEMENT


         THIS SUPPORT AGREEMENT is entered into as of May 25, 1994 by and between TEXTRON FINANCIAL CORPORATION, a Delaware Corporation ("TFC"), and TEXTRON INC., a Delaware corporation ("Textron").

         In consideration of the mutual covenants hereinafter set forth, Textron and TFC agree as follows:

         1.       FIXED CHARGES COVERAGE.

                  Commencing with the fiscal quarter in which this Agreement is executed and terminating with the fiscal quarter in which this Agreement terminates, Textron shall pay TFC a cash payment sufficient to provide that with respect to the year-to-date period then ended the sum of TFC's pre-tax earnings before extraordinary items plus Fixed Charges will not be less than one hundred and twenty-five (125%) percent of TFC's Fixed Charges. Such payment shall be made not later than the end of the next fiscal quarter. As used herein, "Fixed Charges" shall mean actual interest incurred in each quarter on funded or unfunded indebtedness and apportionment of debt discount or premium (in the testing of obligation where interest is partially or entirely contingent upon earnings "Fixed Charges" will include contingent interest payments).

         2.       OWNERSHIP OF TFC.

                  Textron and TFC agree that one hundred (100%) percent of the issued and outstanding shares of common stock of TFC shall at all times be owned by Textron or a corporation controlled by, controlling or under common control with Textron, and that Textron or any such corporation will at all times have a controlling interest in TFC.

         3.       MINIMUM SHAREHOLDER'S EQUITY.

                  Commencing with the fiscal quarter in which this Agreement is executed and terminating with the fiscal quarter in which this Agreement terminates, Textron shall make such equity contributions to TFC as may be required to ensure that the consolidated shareholders equity of TFC shall not be less than $200,000,000. Any contributions of equity required by this Agreement shall be made not later than the end of the next fiscal quarter. Such additional equity contributions may be in any form of asset which is eligible for treatment as shareholder equity in accordance with generally accepted accounting principles.



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         4.       COMPUTATIONS.

                  All computations under this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, and all computations shall be made on a consolidated basis so as to include all of TFC's consolidated subsidiaries now or hereafter organized.

         5.       NO GUARANTEE OF TFC's OBLIGATIONS.

                  This Agreement is not intended to be and is not, and nothing contained herein and nothing done by Textron pursuant hereto shall be deemed to constitute, a guarantee by Textron of the payment of the interest or principal of any obligation, indebtedness or liability of any kind or character, however evidenced or arising, of TFC to any person or persons.

         6.       THIRD-PARTY BENEFICIARIES.

                  Textron and TFC acknowledge and agree that this Agreement is entered into for the benefit of and is enforceable by any party which lends funds to TFC and their successors and assigns.

         7.       DEFAULT.

                  Upon any default by either party hereunder and the expiration of all applicable grace periods, the non-defaulting party shall have all rights and remedies available under applicable law.

         8.       TERMINATION, AMENDMENTS AND SUPPLEMENTS.

                  a. Either Textron or TFC shall have the right to terminate this Agreement upon thirty (30) days' written notice to the other.

                  b.       This Agreement shall not be terminated pursuant to
                           Section 8(a) above or supplemented or amended pursuant to Section 10(c) below, if TFC has any indebtedness for money borrowed outstanding (other than to Textron) under the terms of which such action would constitute a default, unless the holder of such indebtedness has consented to such action.

                  c. This Agreement shall continue in effect unless and until terminated as provided above.

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         9.       NO WAIVER.

                  Except as specifically provided elsewhere in this Agreement, Textron and TFC hereby waive any failure or delay on the part of the other in asserting or enforcing any right which it may have at any time under this Agreement.

         10.      MISCELLANEOUS.

                  a. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  b. This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Rhode Island.

                  c. This Agreement may not be amended or supplemented except by an instrument in writing signed by the parties. All headings herein are for convenience of reference only and shall be disregarded in the interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

Attest:                             TEXTRON FINANCIAL CORPORATION


/s/ Elizabeth C. Perkins            By: /s/ S.J. Davis
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Attest:                             TEXTRON INC.


/s/ Elizabeth C. Perkins            By: /s/ Richard A. McWhirter
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